Exhibit 10.17

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into this 1st day of March, 2009 (the “Amendment Effective Date”) with reference to that certain Employment Agreement (the “Agreement”) dated May 17, 2007, by and between Oncure Medical Corp. (the “Corporation”) and David S. Chernow (the “Employee”).

RECITALS

A.            The Employee serves as President and Chief Executive Officer of the Corporation.

B.            Section 7.1 of the Agreement provides that the Corporation shall pay the Employee an annual base salary of $500,000, which thereafter shall be reviewed by the Board or the Compensation Committee at the end of each fiscal year.

C.            Section 4.3 of the Agreement provides that in the event specified items occur, including, but not limited to, a decrease in the Employee’s base salary by the Corporation, such events shall constitute a constructive termination and the Employee may elect to deem his employment terminated by the Corporation without Cause.

D.            The Employee and the Corporation desire to amend the Agreement as set forth herein to provide for a temporary reduction in the Employee’s base salary along with a waiver by the Employee of any claim against the Corporation related to constructive termination under the Agreement with respect to the temporary reduction in the Employee’s base salary.

E.             Terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings hereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

1.             Amendment. The Agreement shall be amended as follows:

Section 7.1            “Salary”, is amended by adding the following new sentences:

“Notwithstanding the foregoing, from the Amendment Effective Date through December 31, 2009 the Corporation shall pay the Employee an annual base salary of $457,213 (the “Temporary Reduction”). Effective January 1, 2010, the Corporation shall pay the Employee an annual base salary equal to the annual base salary in effect immediately prior to the Amendment Effective Date. The Compensation Committee shall review the Corporation’s performance on a quarterly basis during 2009 and reinstate the base salary in effect immediately prior to the Amendment Effective Date, if appropriate.”

Section 4.6            “Termination by the Corporation Without Cause”, is amended by adding new subsections (e) and (f):

“(e)         The Employee hereby consents to the Temporary Reduction in base salary and fully releases the Corporation from any claim of constructive discharge and/or termination without Cause under the Agreement based upon the temporary reduction in base salary.

(f)            In the event the Employee is terminated without Cause on or after the Amendment Effective Date through December 31, 2009, the severance pay due to the Employee under this Section 4.6 shall be based upon the Employee’s annual base salary immediately in effect prior to the Amendment Effective Date.”

2.             General Provisions.

2.1.          Reference to and Effect on the Agreement. This Amendment modifies the Agreement to the extent set forth herein, is hereby incorporated by reference into the Agreement and made a part thereof. Except as specifically amended by this Amendment or prior amendments, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties to the Agreement.

2.2.          Governing Law. This Amendment and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of California without regard to choice of law considerations.

2.3.          Captions. The captions or headings in this Amendment are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Amendment.

2.4.          Severability. The provisions of this Amendment shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Amendment shall be effective and binding upon the parties.

2.5.          Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of a copy of this Amendment bearing an original signature by facsimile transmission or by electronic mail in “portable document format” shall have the same effect as physical delivery of the paper document bearing the original signature.

2.6.          Parties in Interest. Nothing expressed or implied in this Amendment is intended or shall be construed to confer upon or give to any Person other than the parties hereto any rights or remedies under or by reason of this Amendment or any transaction contemplated hereby.

2.7.       No Prejudice.  This Amendment has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

IN WITNESS WHEREOF, the parties hereby execute this Amendment as of the Effective Date.

ONCURE MEDICAL CORP.

By:	/s/ Russell D. Phillips, Jr.
Name:	Russell D. Phillips, Jr.
Title:	Executive Vice President and General Counsel

EMPLOYEE

By:	/s/ David S. Chernow
Name:	David S. Chernow